Wiley Reports Fourth Quarter and Fiscal Year 2021 Results
June 10, 2021 - Hoboken, NJ – John Wiley & Sons, Inc. (NYSE: JW-A and JW-B), a global leader in research and education, today announced results for the fourth quarter and fiscal year ended April 30, 2021.

FOURTH QUARTER 2021 SUMMARY
●	GAAP results: Revenue of $536 million, Operating Income of $51 million, and EPS of $0.73
●	Adjusted results (at constant currency): Revenue +10%, EBITDA +21%, and EPS +41%

FISCAL YEAR 2021 SUMMARY
●	GAAP results: Revenue of $1,942 million, Operating Income of $186 million, EPS of $2.63, and Cash Flow from Operations of $360 million
●	Adjusted results (at constant currency): Revenue +4%, EBITDA +16%, and EPS +27%
●	Free Cash Flow of $257 million, up 48% from prior year
●	Digital products and tech-enabled services now at 82% of total revenue, up from 80% a year ago

MANAGEMENT COMMENTARY
“Fiscal 2021 was a good year for Wiley as our growth strategies in open research and career-connected education took firm root and benefited from long-term trends pulled forward by COVID,” said Brian Napack, President and CEO.  “These positive market dynamics, combined with great execution in a very complex time, resulted in strong performance and increasing momentum.  In the face of historic challenges, Wiley continued to help researchers and learners pursue their critical journeys of discovery and growth.”

FOURTH QUARTER PERFORMANCE

GAAP Measures Unaudited ($millions except for EPS)	Q4 2021	Q4 2020	Change
Revenue	$536.3	$474.6	+13%
Operating Income (Loss)	$51.2	$(170.7)	NM
Diluted EPS	$0.73	$(2.83)	NM
Non-GAAP Measures	Q4 2021	Q4 2020	Change Constant Currency
Revenue	$536.3	$474.6	+10%
Adjusted EBITDA	$112.7	$92.8	+21%
Adjusted EPS	$0.84	$0.66	+41%

Excluding FX and acquisitions, revenue rose 7% for the quarter.  Wiley recorded a favorable FX variance of $14.8 million in revenue and $0.5 million in Adjusted EBITDA, along with an unfavorable FX variance of $0.09 in Adjusted EPS.

Revenue
●	Research Publishing & Platforms rose 13% as reported and 4% at constant currency and excluding acquisitions, driven primarily by strong growth in open access.
●
Academic & Professional Learning grew 15% as reported and 12% at constant currency driven by strong growth in Education Publishing and trade publishing, accompanied by further recovery in corporate training.

●	Education Services increased 9% as reported and 7% at constant currency, driven by growth in online enrollment and mthree IT talent placements.

Adjusted EBITDA
●
Research Publishing & Platforms was down 6% at constant currency due to increased editorial resources to support higher article output, as well as higher annual incentive compensation and Hindawi acquisition costs.

●	Academic & Professional Learning rose 57% at constant currency, reflecting revenue growth, business optimization gains, and COVID-related savings, offsetting higher annual incentive compensation.
●	Education Services rose 32%, driven by revenue growth and business optimization gains, offsetting higher annual incentive compensation.
●	Adjusted Corporate Expenses were down 11% mainly due to lower retirement plan expense.

EPS
●	GAAP EPS was $0.73 compared to a loss of ($2.83) in the prior year period. Wiley recorded a restructuring charge of $0.12 per share this quarter primarily related to business optimization efforts.
●	Adjusted EPS growth was primarily due to higher operating income and a lower effective tax rate.

FISCAL YEAR 2021 PERFORMANCE

GAAP Measures Unaudited ($millions except for EPS)	Fiscal 2021	Fiscal 2020	Change
Revenue	$1,941.5	$1,831.5	+6%
Operating Income (Loss)	$185.5	$(54.3)	NM
Diluted EPS	$2.63	$(1.32)	NM
Net Cash Provided by Operating Activities	$359.9	$288.4	+25%
Non-GAAP Measures	Fiscal 2021	Fiscal 2020	Change Constant Currency
Revenue	$1,941.5	$1,831.5	+4%
Adjusted EBITDA	$419.0	$355.8	+16%
Adjusted EPS	$2.92	$2.40	+27%
Free Cash Flow Less Product Development Spending	$256.6	$173.2	+48%

Excluding FX and acquisitions, revenue rose 1%.  Wiley recorded a favorable FX variance of $27.8 million in revenue and $4.7 million in Adjusted EBITDA, along with an unfavorable FX variance of $0.13 in Adjusted EPS.

●
Revenue growth was driven by Research Publishing & Platforms (+7% as reported, +3% constant currency and excluding impact of acquisitions) and Education Services (+21% as reported, +7% constant currency and excluding impact of acquisitions), partially offset by a decline in Academic & Professional Learning (-1% as reported, -3% at constant currency and excluding impact of acquisitions).

●
GAAP EPS increase mainly reflected operating income growth this year and impairment and restructuring charges in the prior year.  Fiscal 2021 restructuring charges totalling $0.44 per share were primarily related to a previously disclosed reduction in Wiley’s real estate footprint.

●
Adjusted EPS and Adjusted EBITDA growth largely due to revenue growth, business optimization gains, and COVID-related savings, including travel and events.  Wiley’s Adjusted EBITDA margin rose from 19.4% in Fiscal 2020 to 21.6% in Fiscal 2021.

●	Balance Sheet: The Company’s net debt-to-EBITDA ratio was 1.7, inclusive of acquisitions.
●
Net Cash Provided by Operating Activities and Free Cash Flow less Product Development Spending increase primarily due to higher cash earnings.  Capital Expenditures declined $12 million to $103 million largely due to delayed first-half investment in response to COVID-19.

●	Acquisitions: The Company spent $298 million in cash to acquire Hindawi, a leader in open access research publishing.
●	Returns to Shareholders: The Company utilized approximately $77 million of cash for dividends and $15.8 million to repurchase approximately 310,000 shares at an average cost per share of $50.93.

FISCAL YEAR 2022 OUTLOOK
Given positive market trends and Wiley’s favorable momentum, the Company anticipates revenue growth to continue to accelerate in Fiscal 2022, with organic growth anticipated for all segments.

●
Revenue Outlook:  Wiley expects revenue to exceed $2 billion for the first time, with mid-to-high single digit growth anticipated for Research Publishing & Platforms, low-single digit growth for Academic & Professional Learning, and low-teens growth for Education Services.

●
Earnings Outlook:  Wiley expects profit gains from revenue growth to be tempered by investments to accelerate growth initiatives, as well as higher T&E expenses due to the resumption of in-person business activities.  Adjusted EPS performance is expected to be moderated by higher depreciation and amortization expense, and a higher effective tax rate.

●
Free Cash Flow Outlook:  Wiley expects strong cash earnings to be partially offset by higher capex (outlook of $120-$130 million vs. $103 million in Fiscal 2021), non-recurrence of a $21 million tax refund received in Fiscal 2021, and higher annual incentive compensation payments related to Fiscal 2021 performance.

Metric ($millions, except EPS)	Fiscal 2021	Fiscal 2022 Outlook
Revenue	$1,942	$2,070 to $2,100
Adjusted EBITDA	$419	$415 to $435
Adjusted EPS	$2.92	$2.80 to $3.05
Free Cash Flow	$257	$200 to $220

EARNINGS CONFERENCE CALL
Scheduled for today, June 10 at 10:00 am (ET).  Access webcast at Investor Relations at investors.wiley.com, or directly at https://event.on24.com/wcc/r/3081625/07B503CEDF337A0960EE124635E07D12.  U.S. callers, please dial (844) 418-0103 and enter the participant code 3516229#.  International callers, please dial (236) 714-3019 and enter the participant code 3516229#.

ABOUT WILEY
Wiley (NYSE: JW-A) is a global leader in research and education, unlocking human potential by enabling discovery, powering education, and shaping workforces. For over 200 years, Wiley has fueled the world’s knowledge ecosystem. Today, our high-impact content, platforms, and services help researchers, learners, institutions, and corporations achieve their goals in an ever-changing world. Visit us at Wiley.com, Like us on Facebook and  Follow us on Twitter and LinkedIn.

NON-GAAP FINANCIAL MEASURES
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted CTP,” “Adjusted Income before Taxes,” “Adjusted Income Tax Provision,” “Adjusted Effective Income Tax Rate,” “Free Cash Flow less Product Development Spending,” “organic revenue,” and results on a Constant Currency basis to assess underlying business performance and trends.  Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of acquisitions provide a useful comparable basis to analyze operating results and earnings.  See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information. We have not provided our 2022 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the Company’s ability to realize operating savings over time and in fiscal year 2022 in connection with our multi-year Business Optimization Program; (xi) the impact of COVID-19 on our operations, performance, and financial condition; and (xii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2021	2020	2021	2020
Revenue, net	$536,252	$474,617	$1,941,501	$1,831,483
Costs and expenses:
Cost of sales	168,037	150,591	625,335	591,024
Operating and administrative expenses	286,882	261,122	1,022,660	997,355
Impairment of goodwill and intangible assets	-	202,348	-	202,348
Restructuring and related charges	8,497	14,573	33,310	32,607
Amortization of intangible assets	21,596	16,714	74,685	62,436
Total Costs and Expenses	485,012	645,348	1,755,990	1,885,770

Operating Income (Loss)	51,240	(170,731)	185,511	(54,287)
As a % of revenue	9.6%	-36.0%	9.6%	-3.0%

Interest expense	(4,455)	(5,786)	(18,383)	(24,959)
Foreign exchange transaction (losses) gains	(1,504)	4,534	(7,977)	2,773
Other income	4,992	3,779	16,761	13,381
Income (Loss) Before Taxes	50,273	(168,204)	175,912	(63,092)

Provision (Benefit) for income taxes	8,944	(10,160)	27,656	11,195
Effective tax rate	17.8%	6.0%	15.7%	-17.7%
Net Income (Loss)	$41,329	$(158,044)	$148,256	$(74,287)
As a % of revenue5	7.7%	-33.3%	7.6%	-4.1%

Weighted Average Number of Common Shares Outstanding
Basic	55,814	55,896	55,930	56,209
Diluted	56,616	55,896	56,461	56,209

Earnings (Loss) Per Share
Basic	$0.74	$(2.83)	$2.65	$(1.32)
Diluted	$0.73	$(2.83)	$2.63	$(1.32)

Notes:
(1) The supplementary information included in this press release for the three months and year ended April 30, 2021 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

In the year ended April 30, 2021, we completed the acquisition of Hindawi, which is included in our Research Publishing & Platforms segment results.

(2) All amounts are approximate due to rounding.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
RECONCILIATION OF U.S. GAAP MEASURES to NON-GAAP MEASURES
(unaudited)

Reconciliation of U.S. GAAP EPS to Non-GAAP Adjusted EPS
	Three Months Ended		Year Ended
	April 30,		April 30,
	2021	2020	2021	2020
U.S. GAAP Earnings (Loss) Per Share - Diluted	$0.73	$(2.83)	$2.63	$(1.32)
Adjustments:
Restructuring and related charges	0.12	0.20	0.44	0.43
Foreign exchange (gains) losses on intercompany transactions	(0.01)	(0.01)	(0.02)	0.02
Income tax adjustments (A) (B) (C)	-	(0.03)	(0.13)	(0.03)
Impairment of goodwill	-	1.95	-	1.94
Impairment of Blackwell trade name	-	1.32	-	1.31
Impairment of developed technology intangible	-	0.04	-	0.04
EPS impact of using weighted-average dilutive shares for adjusted EPS calculation (D)	-	0.02	-	0.01
Non-GAAP Adjusted Earnings Per Share - Diluted	$0.84	$0.66	$2.92	$2.40

Reconciliation of U.S. GAAP Income (Loss) Before Taxes to Non-GAAP Adjusted Income Before Taxes
	Three Months Ended		Year Ended
(amounts in thousands)	April 30,		April 30,
	2021	2020	2021	2020
U.S. GAAP Income (Loss) Before Taxes	$50,273	$(168,204)	$175,912	$(63,092)
Pre-Tax Impact of Adjustments:
Restructuring and related charges	8,497	14,573	33,310	32,607
Foreign exchange (gains) losses on intercompany transactions	(385)	(462)	(1,457)	1,256
Impairment of goodwill	-	110,000	-	110,000
Impairment of Blackwell trade name	-	89,507	-	89,507
Impairment of developed technology intangible	-	2,841	-	2,841
Non-GAAP Adjusted Income Before Taxes	$58,385	$48,255	$207,765	$173,119

Reconciliation of U.S. GAAP Income Tax Provision (Benefit) to Non-GAAP Adjusted Income Tax Provision

U.S. GAAP Income Tax Provision (Benefit)	$8,944	$(10,160)	$27,656	$11,195
Income Tax Impact of Adjustments (E):
Restructuring and related charges	1,702	3,675	8,065	7,949
Foreign exchange (gains) losses on intercompany transactions	40	(166)	(363)	242
Impairment of goodwill	-	-	-	-
Impairment of Blackwell trade name	-	15,216	-	15,216
Impairment of developed technology intangible	-	686	-	686

Income Tax Adjustments:
Impact of increase in U.K. statutory rate on deferred tax balances (A)	3,261	-	(3,511)	-
Impact of U.S. CARES Act (B)	-	-	13,998	-
Impact of change in certain U.S. state tax rates in 2021 and tax rates in France in 2020 (C)	(3,225)	1,887	(3,225)	1,887
Non GAAP Adjusted Income Tax Provision	$10,722	$11,138	$42,620	$37,175

U.S. GAAP Effective Tax Rate	17.8%	6.0%	15.7%	-17.7%
Non-GAAP Adjusted Effective Tax Rate	18.4%	23.1%	20.5%	21.5%

Notes:

(A) During the first quarter of fiscal 2021, the U.K. officially enacted legislation that increased its statutory rate from 17% to 19%. This resulted in a $3.3 million, or $(0.06) per share, non-cash deferred tax benefit, and a $3.5 million, or $0.06 per share, non-cash deferred tax expense from the re-measurement of the Company’s applicable U.K. net deferred tax liabilities for the three months and year ended April 30, 2021, respectively.

(B) In connection with the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") and certain regulations issued in late July 2020, the Company elected to carry back its fiscal year 2020 loss for tax purposes ("NOL") to its fiscal year 2015 and claimed a $20.7 million refund. The NOL carryback to a year when our corporate tax rate was 35%, including certain related benefits, resulted in a $14.0 million tax benefit, or $(0.25) per share, $8.4 million from current taxes and $5.6 million from deferred taxes. We received the refund in February 2021.

(C) In connection with the increase in certain U.S. state tax apportionment factors in 2021, we recorded income tax expense of $3.2 million, or $0.06 per share for the three months and year ended April 30, 2021. In connection with the reduction in French tax rates in 2020, we recorded an income tax benefit of $1.9 million, or $(0.03) per share, for the three months and year ended April 30, 2020. These adjustments impacted deferred taxes.

(D) Represents the impact of using diluted weighted-average number of common shares outstanding (56.4 million and 56.7 million shares for the three months and year ended April 30, 2020, respectively) included in the Non-U.S. GAAP adjusted EPS calculation in order to apply the dilutive impact on adjusted net income due to the effect of unvested restricted stock units and other stock awards. This impact occurs when U.S. GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

(E) For fiscal year 2021, substantially all of the tax impact was from deferred taxes. For fiscal year 2020, the tax impact was $1.5 million from current taxes and $22.6 million from deferred taxes.
(1) See Explanation of Usage of Non-GAAP performance measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months and year ended April 30, 2021 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2021	2020	2021	2020
Net Income (Loss)	$41,329	$(158,044)	$148,256	$(74,287)
Interest expense	4,455	5,786	18,383	24,959
Provision (Benefit) for income taxes	8,944	(10,160)	27,656	11,195
Depreciation and amortization	52,936	46,589	200,189	175,127
Non-GAAP EBITDA	107,664	(115,829)	394,484	136,994
Impairment of goodwill and intangible assets	-	202,348	-	202,348
Restructuring and related charges	8,497	14,573	33,310	32,607
Foreign exchange transaction losses (gains)	1,504	(4,534)	7,977	(2,773)
Other income	(4,992)	(3,779)	(16,761)	(13,381)
Non-GAAP Adjusted EBITDA	$112,673	$92,779	$419,010	$355,795
Adjusted EBITDA Margin	21.0%	19.5%	21.6%	19.4%

Notes:
(1) See Explanation of Usage of Non-GAAP performance measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months and year ended April 30, 2021 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)

			% Change
	Three Months Ended April 30,		Favorable (Unfavorable)
	2021	2020	Reported	Constant Currency
Research Publishing & Platforms:
Revenue, net
Research Publishing	$272,030	$240,547	13%	9%
Research Platforms	11,325	10,652	6%	6%
Total Revenue, net	$283,355	$251,199	13%	9%

Contribution to Profit (Loss)	$68,371	$(13,679)	#	#
Adjustments:
Impairment of intangible assets	-	92,348
Restructuring charges	316	500
Non-GAAP Adjusted Contribution to Profit	$68,687	$79,169	-13%	-13%
Depreciation and amortization	23,403	18,249
Non-GAAP Adjusted EBITDA	$92,090	$97,418	-5%	-6%
Adjusted EBITDA margin	32.5%	38.8%

Academic & Professional Learning:
Revenue, net
Education Publishing	$98,521	$83,942	17%	15%
Professional Learning	74,398	65,986	13%	9%
Total Revenue, net	$172,919	$149,928	15%	12%

Contribution to Profit	$26,069	$5,422	#	#
Adjustments:
Restructuring charges	1,601	5,324
Non-GAAP Adjusted Contribution to Profit	$27,670	$10,746	#	#
Depreciation and amortization	18,240	18,128
Non-GAAP Adjusted EBITDA	$45,910	$28,874	59%	57%
Adjusted EBITDA margin	26.6%	19.3%

Education Services:
Revenue, net
Education Services OPM (2)	$64,452	$59,682	8%	8%
mthree (2)	15,526	13,808	12%	4%
Total Revenue, net	$79,978	$73,490	9%	7%

Contribution to Profit (Loss)	$7,234	$(107,733)	#	#
Adjustments:
Impairment of goodwill	-	110,000
Restructuring charges	237	2,053
Non-GAAP Adjusted Contribution to Profit	$7,471	$4,320	73%	75%
Depreciation and amortization	7,672	7,124
Non-GAAP Adjusted EBITDA	$15,143	$11,444	32%	32%
Adjusted EBITDA margin	18.9%	15.6%

Corporate Expenses:	$(50,434)	$(54,741)	8%	9%
Adjustments:
Restructuring charges	6,343	6,696
Non-GAAP Adjusted Contribution to Profit (Loss)	$(44,091)	$(48,045)	8%	10%
Depreciation and amortization	3,621	3,088
Non-GAAP Adjusted EBITDA	$(40,470)	$(44,957)	10%	11%

Consolidated Results:
Revenue, net	$536,252	$474,617	13%	10%

Operating Income (Loss)	$51,240	$(170,731)	#	#
Adjustments:
Impairment of goodwill and intangible assets	-	202,348
Restructuring charges	8,497	14,573
Non-GAAP Adjusted Contribution to Profit	$59,737	$46,190	29%	31%
Depreciation and amortization	52,936	46,589
Non-GAAP Adjusted EBITDA	$112,673	$92,779	21%	21%
Adjusted EBITDA margin	21.0%	19.5%

(1) The supplementary information included in this press release for the three months and year ended April 30, 2021 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) In May 2020, we moved the IT bootcamp business acquired as part of The Learning House acquisition from Education Services OPM to mthree. As a result, the prior period revenue related to the IT bootcamp business has been included in mthree. There were no changes to our total Education Services or our consolidated financial results. The inorganic revenue from mthree in the year ended April 30, 2021 was $32.6 million.

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)
			% Change
	Year Ended April 30,		Favorable (Unfavorable)
	2021	2020	Reported	Constant Currency
Research Publishing & Platforms:
Revenue, net
Research Publishing	$972,512	$908,952	7%	5%
Research Platforms	42,837	39,887	7%	7%
Total Revenue, net	$1,015,349	$948,839	7%	5%

Contribution to Profit	$273,059	$169,119	61%	60%
Adjustments:
Impairment of intangible assets	-	92,348
Restructuring (credits) charges	(36)	3,886
Non-GAAP Adjusted Contribution to Profit	$273,023	$265,353	3%	2%
Depreciation and amortization	83,866	69,495
Non-GAAP Adjusted EBITDA	$356,889	$334,848	7%	6%
Adjusted EBITDA margin	35.1%	35.3%

Academic & Professional Learning:
Revenue, net
Education Publishing	$363,870	$352,188	3%	2%
Professional Learning	280,667	298,601	-6%	-8%
Total Revenue, net	$644,537	$650,789	-1%	-2%

Contribution to Profit	$88,173	$74,176	19%	17%
Adjustments:
Restructuring charges	3,503	10,470
Non-GAAP Adjusted Contribution to Profit	$91,676	$84,646	8%	6%
Depreciation and amortization	71,997	69,807
Non-GAAP Adjusted EBITDA	$163,673	$154,453	6%	4%
Adjusted EBITDA margin	25.4%	23.7%

Education Services:
Revenue, net
Education Services OPM (2)	$227,700	$210,882	8%	8%
mthree (2)	53,915	20,973	#	#
Total Revenue, net	$281,615	$231,855	21%	21%

Contribution to Profit (Loss)	$20,644	$(117,515)	#	#
Adjustments:
Impairment of goodwill	-	110,000
Restructuring charges	531	3,671
Non-GAAP Adjusted Contribution to Profit (Loss)	$21,175	$(3,844)	#	#
Depreciation and amortization	29,654	24,131
Non-GAAP Adjusted EBITDA	$50,829	$20,287	#	#
Adjusted EBITDA margin	18.0%	8.7%

Corporate Expenses:	$(196,365)	$(180,067)	-9%	-9%
Adjustments:
Restructuring charges	29,312	14,580
Non-GAAP Adjusted Contribution to Profit (Loss)	$(167,053)	$(165,487)	-1%	-1%
Depreciation and amortization	14,672	11,694
Non-GAAP Adjusted EBITDA	$(152,381)	$(153,793)	1%	1%

Consolidated Results:
Revenue, net	$1,941,501	$1,831,483	6%	4%

Operating Income (Loss)	$185,511	$(54,287)	#	#
Adjustments:
Impairment of goodwill and intangible assets	-	202,348
Restructuring charges	33,310	32,607
Non-GAAP Adjusted Contribution to Profit	$218,821	$180,668	21%	20%
Depreciation and amortization	200,189	175,127
Non-GAAP Adjusted EBITDA	$419,010	$355,795	18%	16%
Adjusted EBITDA margin	21.6%	19.4%

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	April 30,	April 30,
	2021	2020
Assets:
Current Assets
Cash and cash equivalents	$93,795	$202,464
Accounts receivable, net	311,571	309,384
Inventories, net	42,538	43,614
Prepaid expenses and other current assets	78,393	59,465
Total Current Assets	526,297	614,927

Product Development Assets, net	49,517	53,643
Royalty Advances, net	39,582	36,710
Technology, Property and Equipment, net	282,270	298,005
Intangible Assets, net	1,015,302	807,405
Goodwill	1,304,340	1,116,790
Operating Lease Right-of-Use Assets	121,430	142,716
Other Non-Current Assets	107,701	98,598
Total Assets	$3,446,439	$3,168,794

Liabilities and Shareholders' Equity:
Current Liabilities
Accounts payable	$95,791	$93,691
Accrued royalties	78,582	87,408
Short-term portion of long-term debt	12,500	9,375
Contract liabilities	545,425	520,214
Accrued employment costs	144,744	108,448
Accrued income taxes	8,590	13,728
Short-term portion of operating lease liabilities	22,440	21,810
Other accrued liabilities	80,900	72,595
Total Current Liabilities	988,972	927,269
Long-Term Debt	809,088	765,650
Accrued Pension Liability	146,247	187,969
Deferred Income Tax Liabilities	172,903	119,127
Operating Lease Liabilities	145,832	159,782
Other Long-Term Liabilities	92,106	75,373
Total Liabilities	2,355,148	2,235,170
Shareholders' Equity	1,091,291	933,624
Total Liabilities and Shareholders' Equity	$3,446,439	$3,168,794

(1) The supplementary information included in this press release for April 30, 2021 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)

	Year Ended
	April 30,
	2021	2020
Operating Activities:
Net income (loss)	$148,256	(74,287)
Impairment of goodwill and intangible assets	-	202,348
Amortization of intangible assets	74,685	62,436
Amortization of product development assets	34,365	35,975
Depreciation and amortization of technology, property, and equipment	91,139	76,716
Other non-cash charges and credits	111,382	67,790
Net change in operating assets and liabilities	(99,904)	(82,543)
Net Cash Provided By Operating Activities	359,923	288,435

Investing Activities:
Additions to technology, property, and equipment	(77,407)	(88,593)
Product development spending	(25,954)	(26,608)
Businesses acquired in purchase transactions, net of cash acquired	(299,942)	(229,629)
Acquisitions of publication rights and other	(29,851)	(1,840)
Net Cash Used in Investing Activities	(433,154)	(346,670)

Financing Activities:
Net debt borrowings	30,653	303,772
Cash dividends	(76,938)	(76,658)
Purchase of treasury shares	(15,765)	(46,589)
Other	14,964	(7,848)
Net Cash (Used In) Provided By Financing Activities	(47,086)	172,677

Effects of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	11,629	(4,943)

Change in Cash, Cash Equivalents and Restricted Cash for Period	(108,688)	109,499

Cash, Cash Equivalents and Restricted Cash - Beginning	203,047	93,548
Cash, Cash Equivalents and Restricted Cash - Ending	$94,359	$203,047

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING

	Year Ended
	April 30,
	2021	2020
Net Cash Provided By Operating Activities	$359,923	$288,435
Less: Additions to technology, property, and equipment	(77,407)	(88,593)
Less: Product development spending	(25,954)	(26,608)
Free Cash Flow less Product Development Spending	$256,562	$173,234

See Explanation of Usage of Non-GAAP Measures included in this supplemental information.
(1) The supplementary information included in this press release for the year ended April 30, 2021 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
Explanation of Usage of NON-GAAP Performance Measures

In this earnings release and supplemental information, management may present the following non-GAAP performance measures:
● Adjusted Earnings Per Share ("Adjusted EPS");
● Free Cash Flow less Product Development Spending;
● Adjusted Contribution to Profit and margin;
● Adjusted Income Before Taxes;
● Adjusted Income Tax Provision;
● Adjusted Effective Tax Rate;
● EBITDA, Adjusted EBITDA and margin;
● Organic revenue; and
● Results on a constant currency basis.

Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well for internal reporting and forecasting purposes, when publicly providing its outlook, to evaluate the Company's performance and calculate incentive compensation. Non-GAAP performance measures do not have standardized meanings prescribed by U.S. GAAP and therefore may not be comparable to the calculation of similar measures used by other companies and should not be viewed as alternatives to measures of financial results under U.S. GAAP.

The Company presents these non-GAAP performance measures in addition to U.S. GAAP financial results because it believes that these non-GAAP performance measures provide useful information to investors and financial analysts for operational trends and comparisons over time. The use of these non-GAAP performance measures may also provide a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose. For example:

●        Adjusted EPS, Adjusted Contribution to Profit, Adjusted Income Before Taxes, Adjusted Income Tax Provision, Adjusted Effective Tax Rate, Adjusted EBITDA and organic revenue provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.

●        Free Cash Flow less Product Development Spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common stock dividends and fund share repurchases and acquisitions.

●        Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance excluding the impact of foreign currency (or at “constant currency”), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.

In addition, the Company has historically provided these or similar non-GAAP performance measures and understand that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, and net income and comparing the Company's financial performance to that of its peer companies and competitors. Based on interactions with investors, we also believe that the Company's non-GAAP performance measures are regarded as useful to our investors as supplemental to our U.S. GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.

We have not provided our 2022 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP.